[DEALER]1
September [__], 2026

To:     Voyager Technologies, Inc.
1225 17th Street, Suite 1100
Denver, Colorado, 80202

Re: [Base][Additional] Call Option Transaction
The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the call option transaction entered into between [DEALER] (“Dealer”) and Voyager Technologies, Inc. (“Counterparty”) as of the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. Each party further agrees that this Confirmation together with the Agreement evidence a complete binding agreement between Counterparty and Dealer as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. Certain defined terms used herein are based on terms that are defined in the Offering Memorandum dated September 23, 2026 (the “Offering Memorandum”) relating to the 0.00% Convertible Senior Notes due 2032 (as originally issued by Counterparty, the “Convertible Notes” and each USD 1,000 principal amount of Convertible Notes, a “Convertible Note”) issued by Counterparty in an aggregate initial principal amount of USD 350,000,000 (as increased by [up to]2 an aggregate principal amount of USD 52,500,000 [if and to the extent that]3[pursuant to the exercise by]4 the Initial Purchasers (as defined herein) [exercise]5[of]6 their option to purchase additional Convertible Notes pursuant to the Purchase Agreement (as defined herein)) pursuant to an Indenture [to be]7 dated September 28, 2026 between Counterparty and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). In the event of any inconsistency between the terms defined in the Offering Memorandum, the Indenture and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture which are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein will conform to the descriptions thereof in the Offering Memorandum. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation. The parties further acknowledge that the Indenture section numbers used herein are based on the [draft of the Indenture last reviewed by Dealer as of the date of this Confirmation, and if any such section numbers are changed in the Indenture as executed, the parties will amend this Confirmation in good faith to preserve the intent of the parties]8[Indenture as executed]9. Subject to the foregoing, references to the Indenture herein are references to the Indenture as in effect on the date of its execution, and if the Indenture is amended or supplemented following such
1 Include Dealer name, address and, if applicable, logo.
2 Include in the Base Call Option Confirmation.
3 Include in the Base Call Option Confirmation.
4 Include in the Additional Call Option Confirmation.
5 Include in the Base Call Option Confirmation.
6 Include in the Additional Call Option Confirmation.
7 Insert if Indenture is not completed at the time of the Confirmation.
8 Include in the Base Call Option Confirmation. Include in the Additional Call Option Confirmation if it is executed before closing of the base deal.
9 Include in the Additional Call Option Confirmation, but only if the Additional Call Option Confirmation is executed after closing of the base deal.

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date (other than any amendment or supplement (x) pursuant to Section [8.01(I)]10 of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Notes in the Offering Memorandum or (y) pursuant to Section [5.09]11 of the Indenture, subject, in the case of this clause (y), to the second paragraph under “Method of Adjustment” in Section 3), any such amendment or supplement will be disregarded for purposes of this Confirmation (other than as provided in Section 9(i)(iii) below) unless the parties agree otherwise in writing. If Dealer, the Calculation Agent or the Determining Party is required to make any calculation, adjustment, or determination hereunder by reference to the Convertible Notes or the Indenture at a time at which the Convertible Notes are no longer outstanding, Dealer, the Calculation Agent or the Determining Party, as the case may be, shall make such calculation, adjustment or determination, as applicable, assuming the Convertible Notes remain outstanding.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
1.    This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without reference to choice of law doctrine), (ii) in respect of Section 5(a)(vi) of the Agreement, the election that the “Cross Default” provisions shall apply to Dealer with (a) a “Threshold Amount” with respect to Dealer of three percent of the shareholders’ equity of [Dealer][[Dealer Parent] (“Dealer Parent”)] as of the Trade Date, (b) the deletion of the phrase “, or becoming capable at such time of being declared,” from clause (1) and (c) the following language added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature, (y) funds were available to enable the party to make the payment when due and (z) the payment is made within two (2) Local Business Days of such party’s receipt of written notice of its failure to pay.”, (iii) the modification that the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business, and (iv) the modification that following the payment of the Premium, the condition precedent in Section 2(a)(iii) of the Agreement with respect to Events of Default or Potential Events of Default (other than an Event of Default or Potential Event of Default arising under Section 5(a)(ii), 5(a)(iv) or 5(a)(vii) of the Agreement) shall not apply to a payment or delivery owing by Dealer to Counterparty) on the Trade Date. In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.
2.    The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms.
Trade Date:    September [__], 2026
Effective Date:    The closing date of the [initial]12 issuance of the Convertible Notes [issued pursuant to the option to
10 Include cross-reference to Indenture section permitting amendments without holder consent to conform the Indenture to the Description of Notes.
11 Include cross-reference to Indenture section relating to Merger Events.
12 Include in the Base Call Option Confirmation.

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purchase additional Convertible Notes exercised on the date hereof]13
Option Style:    “European”, as described under “Procedures for Exercise” below
Option Type:    Call
Buyer:    Counterparty
Seller:    Dealer
Shares:    The Class A common stock of Counterparty, par value USD 0.0001 per share (Exchange symbol “VOYG”).
Number of Options:    [_______]14. For the avoidance of doubt, the Number of Options shall be reduced by any Options exercised by Counterparty. In no event will the Number of Options be less than zero.
Applicable Percentage:    [__]%
Option Entitlement:    A number equal to the product of the Applicable Percentage and [______]15.
Strike Price:    USD 40.8200
Cap Price:    USD 78.5000
Premium:     USD [______]
Premium Payment Date:     The Effective Date
Exchange:     The New York Stock Exchange
Related Exchange(s):     All Exchanges
Excluded Provisions:    Section [5.06(A)]16 and Section [5.07]17 of the Indenture.
Procedures for Exercise.
Conversion Date:    With respect to any conversion of a Convertible Note, the date on which the Holder (as such term is defined in the Indenture) of such Convertible Note satisfies all of the
13 Include in the Additional Call Option Confirmation.
14 For the Base Call Option Confirmation, this is equal to the number of Convertible Notes in principal amount of $1,000 initially issued on the closing date for the Convertible Notes. For the Additional Call Option Confirmation, this is equal to the number of additional Convertible Notes in principal amount of $1,000.
15 Insert the initial Conversion Rate for the Convertible Notes.
16 Include cross-reference to section(s) of the Indenture containing discretionary adjustments to the Conversion Rate by Counterparty.
17 Include cross-reference to Indenture section(s) dealing with make-whole adjustments to the Conversion Rate.

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requirements for conversion thereof as set forth in Section [5.02]18 of the Indenture.
Early Conversion:    (x) Any conversion of Convertible Notes with a Conversion Date occurring prior to the Free Convertibility Date or (y) any conversion of a Convertible Note in respect of which the “Holder” (as such term is defined in the Indenture) of such Convertible Note would be entitled to an increase in the “Conversion Rate” (as defined in the Indenture) pursuant to Section [5.07]19 of the Indenture; provided that, in no event shall an Early Conversion be deemed to occur with respect to any surrender of a Convertible Note for conversion in respect of which Counterparty has elected to designate a financial institution for exchange in lieu of conversion of such Convertible Note pursuant to Section [5.08]20 of the Indenture.
Free Convertibility Date:    July 15, 2032
Expiration Time:     The Valuation Time
Expiration Date:     October 15, 2032, subject to earlier exercise.
Automatic Exercise:     Applicable; and means that notwithstanding anything herein or in Section 3.4 of the Equity Definitions to the contrary, unless Counterparty notifies Dealer in writing prior to 5:00 p.m. (New York City time) on the Expiration Date that it does not wish Automatic Exercise to occur, a number of Options equal to the Number of Options as of 5:00 p.m. (New York City time) on the Expiration Date will be deemed to be automatically exercised; provided that no such automatic exercise pursuant to this paragraph will occur if the Relevant Price for each Valid Day during the Settlement Averaging Period is less than or equal to the Strike Price.
    Notwithstanding the foregoing, in no event shall the number of Options that are exercised or deemed exercised hereunder exceed the Number of Options.
Valuation Time:    At the close of trading of the regular trading session on the Exchange; provided that if the principal trading session is extended, the Calculation Agent shall determine the Valuation Time in its commercially reasonable discretion.
VWAP Market Disruption Event:    With respect to any date, (i) a failure by the principal U.S. national or regional securities exchange on which the Shares are then listed, or, if the Shares are not then listed
18 Include cross-reference to section(s) of the Indenture setting forth the requirements for conversion of the Convertible Notes.
19 Include cross-reference to Indenture section(s) dealing with make-whole adjustments to the Conversion Rate.
20 Include cross-reference to section of the Indenture containing provisions for exchange in lieu of conversion.

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on a U.S. national or regional securities exchange, the principal other market on which the Shares are then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
Market Disruption Event:    Section 6.3(a) of the Equity Definitions is hereby replaced in its entirety by the following:
    “‘Market Disruption Event’ means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Shares are listed for trading or trade, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Shares or in any options contracts or futures contracts relating to the Shares.”
Settlement Terms.
Settlement Method Election:    Applicable; provided that (i) Section 7.1 of the Equity Definitions is hereby amended by deleting the words “or Physical Settlement” in the sixth line thereof and replacing it with the words “, Net Share Settlement or Combination Settlement”; and (ii) any Settlement Method Election shall be effective only if Counterparty represents and warrants to Dealer in writing on the date of such Settlement Method Election that (x) Counterparty is not in possession of any material non-public information regarding Counterparty or the Shares, and (y) such election is being made in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.
Settlement Method Election Date:     The third (3rd) Scheduled Trading Day immediately preceding the first (1st) Scheduled Valid Day of the Settlement Averaging Period.
Relevant Settlement Method:    In respect of any Option, Net Share Settlement, Combination Settlement or Cash Settlement, as specified by Counterparty in the Notice of Final Settlement Method
Default Settlement Method:    Net Share Settlement.

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Net Share Settlement:    If Net Share Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will deliver to Counterparty, on the relevant Settlement Date for each such Option, a number of Shares (the “Net Share Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for each such Option, of (i) (a) the Daily Option Value for such Valid Day, divided by (b) the Relevant Price on such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period.
    Dealer will pay cash in lieu of delivering any fractional Shares to be delivered with respect to any Net Share Settlement Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.
Combination Settlement:    If Combination Settlement is applicable to any Option exercised or deemed exercised hereunder, Dealer will pay or deliver, as the case may be, to Counterparty, on the relevant Settlement Date for each such Option:
(i)    cash (the “Combination Settlement Cash Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (A) an amount (the “Daily Combination Settlement Cash Amount”) equal to the lesser of (1) the product of (x) the Applicable Percentage and (y) the Specified Cash Amount minus USD 1,000 and (2) the Daily Option Value, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in clause (A) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Cash Amount for such Valid Day shall be deemed to be zero; and
(ii)    Shares (the “Combination Settlement Share Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of a number of Shares for such Valid Day (the “Daily Combination Settlement Share Amount”) equal to (A) (1) the Daily Option Value on such Valid Day minus the Daily Combination Settlement Cash Amount for such Valid Day, divided by (2) the Relevant Price on such Valid Day, divided by (B) the number of Valid Days in the Settlement Averaging Period; provided that if the calculation in sub-clause (A)(1) above results in zero or a negative number for any Valid Day, the Daily Combination Settlement Share Amount for such Valid Day shall be deemed to be zero;

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    Dealer will pay cash in lieu of delivering any fractional Shares to be delivered with respect to any Combination Settlement Share Amount valued at the Relevant Price for the last Valid Day of the Settlement Averaging Period.
Cash Settlement:    If Cash Settlement is applicable to any Option exercised or deemed exercised hereunder, in lieu of Section 8.1 of the Equity Definitions, Dealer will pay to Counterparty, on the relevant Settlement Date for each such Option, an amount of cash (the “Cash Settlement Amount”) equal to the sum, for each Valid Day during the Settlement Averaging Period for such Option, of (i) the Daily Option Value for such Valid Day, divided by (ii) the number of Valid Days in the Settlement Averaging Period.
Daily Option Value:    For any Valid Day, an amount equal to (i) the Option Entitlement on such Valid Day, multiplied by (ii) (A) the lesser of the Relevant Price on such Valid Day and the Cap Price, less (B) the Strike Price on such Valid Day; provided that if the calculation contained in clause (ii) above results in a negative number, the Daily Option Value for such Valid Day shall be deemed to be zero. In no event will the Daily Option Value be less than zero.
Valid Day:    A day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Shares generally occurs on the principal U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded. If the Shares are not so listed or traded, then a “Valid Day” means a Business Day.
Scheduled Valid Day:    Any day that is scheduled to be a Valid Trading Day on the principal U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded. If the Shares are not so listed or traded, a “Scheduled Valid Day” means a Business Day.
Valid Trading Day:    Any day on which (i) trading in the Shares generally occurs on the principal U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded; and (ii) there is no Market Disruption Event. If the Shares not so listed or traded, then “Valid Trading Day” means a Business Day.
Business Day:    Any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is

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authorized or required by law or executive order to close or be closed.
Relevant Price:    For any Valid Day, the per Share volume-weighted average price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VOYG <equity> AQR” (or if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Valid Day (or if such volume-weighted average price is unavailable at such time, the market value of one Share on such Valid Day, as determined by the Calculation Agent in good faith and in a commercially reasonable manner using, if practicable, a volume-weighted average method). The Relevant Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
Settlement Averaging Period:    For any Option and regardless of the Settlement Method applicable to such Option, the thirty (30) consecutive Valid Days commencing on, and including, the thirty-first (31st) Scheduled Valid Day immediately prior to the Expiration Date.
Settlement Date:    For any Option, the second (2nd) Business Day immediately following the final Valid Day of the Settlement Averaging Period for such Option.
Settlement Currency:    USD
Other Applicable Provisions:     The provisions of Sections 9.1(c), 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Settled”. “Share Settled” in relation to any Option means that Net Share Settlement or Combination Settlement is applicable to that Option.
Representation and Agreement:    Notwithstanding anything to the contrary in the Equity Definitions (including, but not limited to, Section 9.11 thereof), the parties acknowledge that (i) any Shares delivered to Counterparty shall be, upon delivery, subject to restrictions and limitations arising from Counterparty’s status as issuer of the Shares under applicable securities laws, (ii) Dealer may deliver any Shares required to be delivered hereunder in certificated form in lieu of delivery through the Clearance System and (iii) any Shares delivered to Counterparty may be “restricted securities” (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

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3.    Additional Terms applicable to the Transaction.
Adjustments applicable to the Transaction:
Potential Adjustment Events:    Notwithstanding Section 11.2(e) of the Equity Definitions, a “Potential Adjustment Event” means an occurrence of any event or condition, as set forth in any Dilution Adjustment Provision, that would result in an adjustment under the Indenture to the [“Conversion Rate” or the composition of a “Reference Property Unit” or to any “Last Reported Sale Price,” “Daily VWAP,” “Daily Conversion Value,” “Daily Share Amount” or “Daily Cash Amount” (each as defined in the Indenture)]. For the avoidance of doubt, Dealer shall not have any delivery or payment obligation hereunder, and no adjustment shall be made to the terms of the Transaction, on account of (x) any distribution of cash, property or securities by Counterparty to holders of the Convertible Notes (upon conversion or otherwise) or (y) any other transaction in which holders of the Convertible Notes are entitled to participate, in each case, in lieu of an adjustment under the Indenture of the type referred to in the immediately preceding sentence (including, without limitation, pursuant to proviso in the first paragraph of Section [5.05(A)(iii)(1)]21 of the Indenture or the proviso in the first paragraph of Section [5.05(A)(iv)]22 of the Indenture).
Method of Adjustment:     Calculation Agent Adjustment, which means that, notwithstanding Section 11.2(c) of the Equity Definitions, upon any Potential Adjustment Event, the Calculation Agent shall make a corresponding adjustment to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction; provided that the parties agree that (x) open market Share repurchases at prevailing market price and (y) Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall not be considered Potential Adjustment Events, in each case, to the extent that, after giving effect to such transactions, the aggregate number of Shares repurchased during the term of the Transaction pursuant to all transactions described in this proviso would not exceed 20% of the number of
21 Include cross reference to provision in the Indenture providing for pass-through of Distributed Property, at the same time as it is received by holders of the Shares, in lieu of a Conversion Rate adjustment.
22 Include cross reference to provision in the Indenture providing for pass-through of cash, at the same time as it is received by holders of the Shares, in lieu of a Conversion Rate adjustment.

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Shares outstanding as of the Trade Date, as determined by the Calculation Agent.
    Notwithstanding the foregoing and “Consequences of Merger Events / Tender Offers” below:
(i)    if the Calculation Agent in good faith disagrees with any adjustment to the Convertible Notes that involves an exercise of discretion by Counterparty or its board of directors (including, without limitation, pursuant to Section [5.05(H)]23 of the Indenture, Section [5.09]24 of the Indenture or any supplemental indenture entered into thereunder or in connection with any proportional adjustment or the determination of the fair value of any securities, property, rights or other assets), then in each such case, the Calculation Agent will, in good faith and in a commercially reasonable manner, determine the adjustment to be made to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction in good faith and in a commercially reasonable manner; provided that, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Settlement Averaging Period but no adjustment was made to any Convertible Note under the Indenture because the relevant “Holder” (as such term is defined in the Indenture) was deemed to be a record owner of the underlying Shares on the related Conversion Date, then the Calculation Agent shall make a commercially reasonable adjustment, as determined by it, to the terms hereof in order to account for such Potential Adjustment Event;
(ii)    in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section [5.05(A)(ii)]25 of the Indenture or Section [5.05(A)(iii)(1)]26 of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section
23 Include cross-reference to specific paragraph of the section of the Indenture providing for adjustments where a Conversion Rate adjustment occurs during a period over which VWAP, conversion value, settlement amount or closing price is calculated.
24 Include cross-reference to Indenture section relating to merger events.
25 Include cross-reference to section of the Indenture providing for an adjustment to the Conversion Rate in connection with a below-market rights, options or warrants offering.
26 Include cross-reference to section of the Indenture providing for an adjustment to the Conversion Rate in connection with distributions of Distributed Property.

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[5.05(A)(ii)]27 of the Indenture) or “SP” (as such term is used in Section [5.05(A)(iii)(1)]28 of the Indenture), as the case may be, begins before Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the commercially reasonable costs (to account solely for hedging mismatches and market losses) and commercially reasonable out-of-pocket expenses incurred by Dealer in connection with its commercially reasonable hedging activities, with such adjustments made assuming that Dealer maintains commercially reasonable hedge positions, as a result of such event or condition not having been publicly announced prior to the beginning of such period; and
(iii)    if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the “Conversion Rate” (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the “Conversion Rate” (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall, in good faith and in a commercially reasonable manner, have the right to adjust any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the costs (to account solely for hedging mismatches and market losses) and commercially reasonable out-of-pocket expenses incurred by Dealer in connection with its commercially reasonable hedging activities, with such adjustments made assuming that Dealer maintains commercially reasonable hedge
27 Include cross-reference to section of the Indenture providing for an adjustment to the Conversion Rate in connection with a below-market rights, options or warrants offering.
28 Include cross-reference to section of the Indenture providing for an adjustment to the Conversion Rate in connection with distributions of Distributed Property.

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positions, as a result of such Potential Adjustment Event Change.
Dilution Adjustment Provisions:    Sections [5.05(A)(i), (ii), (iii), (iv) and (v)]29 and Section [5.05(H)]30 of the Indenture.
Extraordinary Events applicable to the Transaction:
Merger Events:    Applicable; provided that notwithstanding Section 12.1(b) of the Equity Definitions, a “Merger Event” means the occurrence of any event or condition set forth in the definition of “Class A Common Stock Change Event” in Section [5.09(A)]31 of the Indenture.
Tender Offers:    Applicable; provided that notwithstanding Section 12.1(d) of the Equity Definitions, a “Tender Offer” means the occurrence of any event or condition set forth in Section [5.05(A)(v)]32 of the Indenture.
Consequences of Merger Events/
Tender Offers:    Notwithstanding Section 12.2 and Section 12.3 of the Equity Definitions, upon the occurrence of a Merger Event or a Tender Offer, the Calculation Agent shall make a corresponding or equivalent adjustment in good faith and in a commercially reasonable manner in respect of any adjustment under the Indenture to any one or more of the nature of the Shares (in the case of a Merger Event), Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment for the Transaction, subject to the second paragraph under “Method of Adjustment”; provided, however, that such adjustment shall be made without regard to any adjustment to the “Conversion Rate” (as defined in the Indenture) pursuant to any Excluded Provision; provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) shares of an entity or person that is not a corporation (or an entity that is treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any State thereof or the District of Columbia or (ii) the Counterparty to the Transaction following such Merger Event or Tender Offer will not be a corporation (or an entity that is treated as a corporation for U.S. federal income tax purposes) organized under the laws of the
29 Include cross-reference to specific paragraphs of the section of the Indenture containing anti-dilution adjustments to the Conversion Rate.
30 Include cross-reference to specific paragraph of the section of the Indenture providing for adjustments where a Conversion Rate adjustment occurs during a period over which VWAP, conversion value, settlement amount or closing price is calculated.
31 Include cross-reference to the section of the Indenture describing consequences of merger events.
32 Include cross-reference to the section of the Indenture describing consequences of tender offers.

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United States, any State thereof or the District of Columbia, then, in either case, Cancellation and Payment (Calculation Agent Determination) may apply at Dealer’s reasonable election; provided further that, for the avoidance of doubt, adjustments shall be made pursuant to the provisions set forth above regardless of whether any Merger Event or Tender Offer gives rise to an Early Conversion.
Consequences of Announcement Events:    Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (w) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (x) the phrase “exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” shall be replaced with the phrase “Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)”, (y) the phrases “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line, and (z) for the avoidance of doubt, the Calculation Agent shall, in good faith and in a commercially reasonable manner, determine whether the relevant Announcement Event has had an economic effect on the Transaction (and, if so, shall adjust the Cap Price accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation, it being understood that (i) any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and (ii) in making any adjustment the Calculation Agent shall take into account volatility, liquidity or other factors before and after such Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.
Announcement Event:    (i) The public announcement by Counterparty, any subsidiary, affiliate or agent of Counterparty, any Valid Third-Party Entity or any affiliate or agent of such Valid Third-Party Entity (any such person or entity, a “Relevant Party”) of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (an “Acquisition Transaction”) or

|US-DOCS\176140161.4||

(z) the intention to enter into a Merger Event or Tender Offer or an Acquisition Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or an Acquisition Transaction or (iii) any subsequent public announcement by a Relevant Party of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions; provided that (1) Section 12.1(d) of the Equity Definitions is hereby amended by (x) replacing “10%” with “25%” in the third line thereof and (y) replacing the words “voting shares of the Issuer” in the fourth line thereof with the word “Shares” and (2) Section 12.1(e) of the Equity Definitions is hereby amended by replacing the words “voting shares” in the first line thereof with the word “Shares”.
Valid Third Party Entity:    In respect of any transaction or event, any third party that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining, in a commercially reasonable manner, whether such third party has such a bona fide intent, the Calculation Agent shall take into consideration whether the relevant announcement by such party has had a material economic effect on the Shares and/or Options on the Shares).
Nationalization, Insolvency or Delisting:    Cancellation and Payment (Calculation Agent Determination); provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq

|US-DOCS\176140161.4||

Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.
Additional Disruption Events:
Change in Law:    Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position” and (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”.
Failure to Deliver:    Applicable
Hedging Disruption:    Applicable; provided that:
(i)    Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two phrases at the end of such Section:
    “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and
(ii)    Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.
Increased Cost of Hedging:    Not Applicable
Hedging Party:    For all applicable Additional Disruption Events, Dealer.
Determining Party:    For all applicable Extraordinary Events, Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity

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Definitions and this Confirmation as if the Determining Party were the Calculation Agent. Following any determination or calculation by the Determining Party hereunder (but not, for the avoidance of doubt, the making of any election it is entitled to make as “Determining Party”), upon a written request by Counterparty, the Determining Party shall promptly provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Determining Party shall not be obligated to disclose any proprietary models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information. All calculations, adjustments and determinations by Dealer acting in its capacity as the Determining Party shall be made in good faith and in a commercially reasonable manner and assuming that Dealer maintains a commercially reasonable hedge position.
Non-Reliance:    Applicable
Agreements and Acknowledgments
Regarding Hedging Activities:    Applicable
Additional Acknowledgments:    Applicable
Hedging Adjustment:    For the avoidance of doubt, whenever Hedging Party, Determining Party or the Calculation Agent makes an adjustment, calculation or determination permitted or required to be made pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of any event (other than an adjustment, calculation or determination made by reference to the Indenture), the Calculation Agent, Determining Party or Hedging Party, as the case may be, shall make such adjustment, calculation or determination in a commercially reasonable manner and by reference to the effect of such event on Dealer assuming that Dealer maintains a commercially reasonable hedge position.
4.    Calculation Agent.    Dealer; provided that all calculations and determinations by the Calculation Agent (other than calculations or determinations made by reference to the Indenture) shall be made in good faith and in a commercially reasonable manner and assuming for such purposes that Dealer is maintaining, establishing and/or unwinding, as applicable, a commercially reasonable hedge position; provided further that if an Event of Default of the type described in

|US-DOCS\176140161.4||

Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party occurs, Counterparty shall have the right to appoint a successor calculation agent which shall be a nationally recognized third-party dealer in over-the-counter corporate equity derivatives. The Calculation Agent agrees that it will promptly (but in any event within five (5) Exchange Business Days), upon written notice from Counterparty, provide a statement displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be (including any quotations, market data or information from internal or external sources used in making such determination, adjustment or calculation, it being understood that the Calculation Agent shall not be required to disclose any confidential information or proprietary models used by it in connection with such determination, adjustment or calculation, as the case may be).
5.    Account Details.
(a)    Account for payments to Counterparty:
To be provided by Counterparty.

Account for delivery of Shares to Counterparty:
To be provided by Counterparty.
(b)    Account for payments to Dealer:
[Bank:]        [_________]33
[SWIFT:]         [_________]
[Bank Routing:]    [_________]
[Acct Name:]        [_________]
[Acct No.:]        [_________]

Account for delivery of Shares from Dealer:
[__________]
6.    Offices.
(a)    The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
(b)    The Office of Dealer for the Transaction is: [____________][Inapplicable; Dealer is not a Multibranch Party]
33 Insert Dealer’s account information.

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7.    Notices.
(a)    Address for notices or communications to Counterparty:
Voyager Technologies, Inc.
1225 17th Street, Suite 1100
Denver, Colorado, 80202
Attention: [____]
Telephone No.: [____]
Email: [____]
(b)    Address for notices or communications to Dealer:
[____________]34

Attention:     [____________]
Telephone:    [____________]
Email:     [____________]

[With a copy to:

[____________]

Attention:     [____________]
Telephone:    [____________]
Email:     [____________]]
8.    Representations and Warranties of Counterparty.
Each of the representations and warranties of Counterparty set forth in Section 3 of the Purchase Agreement (the “Purchase Agreement”) dated as of September 23, 2026, among Counterparty and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the Initial Purchasers party thereto (the “Initial Purchasers”), are true and correct and are hereby deemed to be repeated to Dealer as if set forth herein. Counterparty hereby further represents and warrants to Dealer on the date hereof and on and as of the Premium Payment Date that:
(a)    Counterparty has all necessary corporate power and authority to execute, deliver and perform its obligations in respect of the Transaction; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Confirmation has been duly and validly executed and delivered by Counterparty and constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.
(b)    Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or
34 Insert Dealer’s notice contact information.

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agency, or any agreement or instrument to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.
(c)    To the knowledge of Counterparty, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliate being financial institutions or broker-dealers.
(d)    Counterparty is not and, after consummation of the transactions contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(e)    Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).
(f)    Counterparty is not, on the date hereof, in possession of any material non-public information with respect to Counterparty or the Shares.
(g)    To the knowledge of Counterparty, no state or local (including any non-U.S. jurisdiction’s) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, in each case, other than U.S. federal securities laws generally applicable to transactions relating to common equity securities of U.S. domestic issuers listed on the Exchange; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliate being financial institutions or broker-dealers.
(h)    Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.
(i)    The assets of Counterparty do not constitute “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 under the Employee Retirement Income Security Act of 1974, as amended.
(j)    On and immediately after the Trade Date and the Premium Payment Date, (A) the value of the total assets of Counterparty is greater than the sum of the total liabilities (including contingent liabilities) and the stated capital (as such term is defined in Section 21.002 of the Texas Business Organizations Code) of Counterparty, (B) the surplus (as such term is defined in the TBOC) of Counterparty is adequate to conduct the business of Counterparty, (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature, (D) Counterparty will be able to continue as a going concern; (E) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and (F) Counterparty would be able to purchase the number of Shares with

|US-DOCS\176140161.4||

respect to the Transaction in compliance with the laws of the jurisdiction of Counterparty’s incorporation (including the adequate surplus and stated capital requirements of Section 21.303 of the Texas Business Organizations Code).
(k)    [Counterparty represents and warrants that it has not applied, and shall not, without the consent of Dealer, until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided that Counterparty may apply for Restricted Financial Assistance if (x) Counterparty either (a) determines based on advice of outside counsel reasonably satisfactory to the Dealer that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects) and (y) on the basis of which Dealer consents to Counterparty’s application for such Restricted Financial Assistance (such consent not to be unreasonably withheld or delayed).  Counterparty further represents and warrants that the Premium is not being paid, in whole or in part, directly or indirectly, with funds received under or pursuant to any program or facility, including the U.S. Small Business Administration’s “Paycheck Protection Program”, that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) requires under such applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) that such funds be used for specified or enumerated purposes that do not include the purchase of the Transaction (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).]35
(l)    [Counterparty has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.]36
9.    Other Provisions.
(a)    Opinions. Counterparty shall deliver to Dealer opinions of New York and Texas counsel, dated as of the Premium Payment Date, with respect to the matters set forth in Sections 8(a) through (c) of
35 Include for applicable Dealers.
36 Include for applicable Dealers.

|US-DOCS\176140161.4||

this Confirmation; provided that any such opinion of counsel may contain customary limitations, exceptions and qualifications. Delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.
(b)    Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Dealer a written notice (which, for the avoidance of doubt may be by email) of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than [__]37 million (in the case of the first such notice) or (ii) thereafter more than [__]38 million less than the number of Shares included in the immediately preceding Repurchase Notice; provided that, with respect to any repurchase of Shares pursuant to a plan under Rule 10b5-1 under the Exchange Act (as defined below), Counterparty may elect to satisfy such requirement by promptly giving Dealer written notice of entry into such plan, the maximum number of Shares that may be purchased thereunder and the approximate dates or periods during which such repurchases may occur (with such maximum number of Shares deemed repurchased on the date of such notice for purposes of this Section 9(b)). Counterparty agrees to indemnify and hold harmless Dealer and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Dealer’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the Transaction), claims, damages, judgments, liabilities and reasonable and documented out-of-pocket expenses (including reasonable attorney’s fees of one outside counsel in each relevant jurisdiction), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within thirty (30) days, upon written request, each of such Indemnified Persons for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Dealer with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless
37 Insert the number of Shares outstanding that would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares under pre-existing call option transactions with Counterparty) to increase by 0.5%. To be based on Dealer with highest Applicable Percentage.
38 Insert the number of Shares that, if repurchased, would cause Dealer’s current position in the Shares underlying the Transaction (including the number of Shares underlying any additional transaction if the greenshoe is exercised in full, and any Shares under pre-existing call option transactions with Counterparty) to increase by a further 0.5% from the threshold for the first Repurchase Notice. To be based on Dealer with highest Applicable Percentage.

|US-DOCS\176140161.4||

such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. Counterparty shall not be liable for any losses, claims, damages or liabilities (or expenses relating thereto) of any Indemnified Person that results from the bad faith, gross negligence, willful misconduct or fraud of an Indemnified Person (in each case, as conclusively determined by a court of competent jurisdiction in a final and non-appealable judgment). If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (b) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.
(c)    Regulation M. Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second (2nd) Scheduled Trading Day immediately following the Trade Date, engage in any such distribution.
(d)    No Manipulation. Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act.
(e)    Transfer or Assignment.
(i)    Counterparty shall have the right to transfer or assign its rights and obligations hereunder with respect to all, but not less than all, of the Options hereunder (such Options, the “Transfer Options”); provided that such transfer or assignment shall be subject to reasonable conditions that Dealer may impose, including but not limited, to the following conditions:
(A)    With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 9(b) or any obligations under Section 9(n) or 9(s) of this Confirmation;
(B)    Any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”));
(C)    Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, an undertaking with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are reasonably requested and reasonably satisfactory to Dealer;
(D)    Dealer will not, as a result of such transfer or assignment, be required to pay the transferee or assignee on any payment date an amount under Section 2(d)(i)(4)

|US-DOCS\176140161.4||

of the Agreement greater than an amount that Dealer would have been required to pay to Counterparty in the absence of such transfer or assignment, except to the extent such greater amount results from a change in law occurring after the date of such transfer or assignment;
(E)    Dealer will not, as a result of such transfer or assignment, receive from the transferee or assignee on any payment date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment) an amount less than the amount it would have been entitled to receive from Counterparty in the absence of such transfer or assignment, except to the extent such lower amount results from a change in law occurring after the date of such transfer or assignment;
(F)    An Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer or assignment;
(G)    Without limiting the generality of clause (B), the transferee or assignee shall make such Payee Tax Representations and provide a properly executed IRS Form W-9 and any such other tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer or assignment; and
(H)    Counterparty shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.
(ii)    Dealer may transfer or assign all or any part of its rights or obligations under the Transaction (A) without Counterparty’s consent (but with prompt subsequent (but in no event more than two (2) Exchange Business Days) written notice to Counterparty), to any affiliate of Dealer (1) that has a long-term issuer rating that is equal to or better than Dealer’s credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer’s ultimate parent, as applicable (provided that in connection with any transfer or assignment pursuant to clause (A)(2) hereof, the guarantee of any guarantor of the relevant transferee’s or assignee’s obligations under the Transaction shall constitute a Credit Support Document under the Agreement), or (B) with Counterparty’s consent (such consent not to be unreasonably withheld or delayed), to any other third party financial institution that is a recognized dealer in the market for U.S. corporate equity derivatives and that has a long-term issuer rating equal to or better than the lesser of (1) the credit rating of Dealer at the time of the transfer or assignment and (2) A- by Standard and Poor’s Financial Services LLC or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. or its successor (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that, in the case of any transfer or assignment described in clause (A) or (B) above, (I) such a transfer or assignment shall not occur unless an Event of Default, Potential Event of Default or Termination Event will not occur as a result of such transfer or assignment; (II) both Dealer and the transferee or assignee in any such transfer or assignment are a “dealer in securities” within the meaning of Section 457(c)(1) of the Code, or such transfer or assignment will not otherwise result in a taxable exchange from Counterparty’s perspective for U.S. federal income tax purposes; and (III) Counterparty will not, as a result of such transfer or assignment, (x) receive from the transferee or

|US-DOCS\176140161.4||

assignee on any payment date or delivery date (after accounting for amounts paid by the transferee or assignee under Section 2(d)(i)(4) of the Agreement as well as any withholding or deduction of Tax from the payment or delivery) an amount or a number of Shares, as applicable, lower than the amount or the number of Shares, as applicable, that Counterparty would have been entitled to receive from Dealer in the absence of such transfer or assignment or (y) be required to pay such transferee or assignee on any payment date (taking into account any additional amount required to be paid by Counterparty under Section 2(d)(i)(4) of the Agreement) an amount greater than the amount that Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment (except, in each case of clauses (x) and (y), to the extent such lower or greater amount, as applicable, results from a change in law occurring after the date of such transfer or assignment). In addition, the transferee or assignee shall make such Payee Tax Representations and shall provide such tax documentation as may be reasonably requested by Counterparty, including in order to permit Counterparty to make any necessary determinations pursuant to clause (III) of the preceding sentence. If at any time at which (A) the Section 16 Percentage exceeds 8.0%, (B) the Option Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of Options to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists (after giving effect to such transfer or assignment and any resulting change in Dealer’s commercially reasonable Hedge Positions), then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists (after giving effect to such transfer or assignment and any resulting change in Dealer’s commercially reasonable Hedge Positions). In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Options underlying the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Section 9(l) shall apply to any amount that is payable by Dealer to Counterparty pursuant to this sentence as if Counterparty was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Option Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the product of the Number of Options and the Option Entitlement and (2) the aggregate number of Shares underlying any other call option transaction sold by Dealer to Counterparty, and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any

|US-DOCS\176140161.4||

law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Dealer in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under any Applicable Restriction, as determined by Dealer in good faith and in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.
(iii)    Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, Dealer may designate any of its affiliates (each, a “Dealer Designated Affiliate”) to purchase, sell, receive or deliver such Shares or other securities, or to make or receive such payment in cash, and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations; provided, that such Dealer Designated Affiliate shall comply with the provisions of the Transaction in the same manner as Dealer would have been required to comply. For the avoidance of doubt, the representations and covenants with respect to Sections 9(z)(i) and 9(z)(ii) shall remain unaffected by such designation. Dealer shall be discharged of its obligations to Counterparty to the extent of any such performance.
(f)    Staggered Settlement. If upon advice of counsel with respect to applicable legal and regulatory requirements, including any requirements relating to Dealer’s commercially reasonable hedging activities hereunder, Dealer reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by Dealer on any Settlement Date for the Transaction, Dealer may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) as follows:
(i)    in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which shall occur on or prior to such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;
(ii)    the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date; and
(iii)    if the Net Share Settlement terms or the Combination Settlement terms set forth above were to apply on the Nominal Settlement Date, then the Net Share Settlement terms or the Combination Settlement terms, as the case may be, will apply on each Staggered Settlement Date, except that the Shares otherwise deliverable on such Nominal Settlement Date will be allocated among such Staggered Settlement Dates as specified by Dealer in the notice referred to in clause (i) above.
(g)    [Insert any relevant agency provisions][Reserved].

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(h)    [Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.][Reserved.]39
(i)    Additional Termination Events.
(i)    Notwithstanding anything to the contrary in this Confirmation, upon any Early Conversion in respect of which a Notice of Conversion (as such term is defined in the Indenture) that is effective as to Counterparty has been delivered by the relevant converting Holder (as such term is defined in the Indenture):
(A)    Counterparty may, within fifteen (15) Scheduled Trading Days of the Conversion Date for such Early Conversion, provide written notice (an “Early Conversion Notice”) to Dealer (which Early Conversion Notice shall contain a written representation by Counterparty to Dealer that Counterparty is not, on the date of such Early Conversion Notice, in possession of any material non-public information with respect to Counterparty or the Shares) specifying the number of Convertible Notes surrendered for conversion on such Conversion Date (such Convertible Notes, the “Affected Convertible Notes”), and the giving of such Early Conversion Notice shall constitute an Additional Termination Event as provided in this clause (i); [provided, that any “Early Conversion Notice” delivered to Dealer pursuant to the Base Call Option Transaction Confirmation letter agreement dated [__], 2026 between the Dealer and Counterparty (the “Base Call Option Confirmation”) shall be deemed to be an Early Conversion Notice pursuant to this Confirmation and the terms of such Early Conversion Notice shall apply, mutatis mutandis, to this Confirmation;]40
(B)    upon receipt of any such Early Conversion Notice, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be no earlier than one (1) Scheduled Valid Day following the Conversion Date for such Early Conversion) with respect to the portion of the Transaction corresponding to a number of Options (the “Affected Number of Options”) equal to the lesser of (x) the number of Affected Convertible Notes [minus the “Affected Number of Options” (as defined in the Base Call Option Confirmation), if any, that relate to such Affected Convertible Notes]41 and (y) the Number of Options as of the Conversion Date for such Early Conversion; provided that settlement with respect to any such Early Termination Date shall occur on or as promptly as commercially reasonably practicable after the date of payment of the amount of cash (if any) and/or delivery of the number of Shares (if any) upon settlement of the conversion of the relevant Affected Convertible Notes;
(C)    any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction;
39 Include for applicable Dealers.
40 Include in Additional Call Option Confirmation only.
41 Include in Additional Call Option Confirmation only.

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(D)     for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Conversion and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustments to the “Conversion Rate” (as defined in the Indenture) have occurred pursuant to any Excluded Provision and (z) the corresponding Convertible Notes remain outstanding as if the circumstances related to such Early Conversion had not occurred; and
(E)    the Transaction shall remain in full force and effect, except that, as of the Conversion Date for such Early Conversion, the Number of Options shall be reduced by the Affected Number of Options.
(ii)    Within fifteen (15) Scheduled Trading Days following any Repayment Event (as defined below), Counterparty may notify Dealer in writing of such Repayment Event and the number of Convertible Notes subject to such Repayment Event or the number of Convertible Notes subject to such Repayment Event that Counterparty elects to be subject to such Repayment Event (any such notice, a “Repayment Notice”)[; provided further that any “Repayment Notice” delivered to Dealer pursuant to the Base Call Option Confirmation shall be deemed to be a Repayment Notice pursuant to this Confirmation and the terms of such Repayment Notice shall apply, mutatis mutandis, to this Confirmation]42. Such Repayment Notice shall contain the representation by Counterparty set forth in Section 8(f) hereunder as of the date of such Repayment Notice. Notwithstanding anything to the contrary in this Confirmation, the receipt by Dealer from Counterparty of any Repayment Notice shall constitute an Additional Termination Event as provided in this Section 9(i)(ii). Upon receipt of any such Repayment Notice, Dealer shall promptly designate an Exchange Business Day following receipt of such Repayment Notice (which in no event shall be earlier than the related settlement date for the relevant Repayment Event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repayment Options”) equal to the lesser of (A) the number of such Convertible Notes specified in such Repayment Notice [minus the number of Repayment Options (as defined in the Base Call Option Confirmation), if any, that relate to such Convertible Notes (and for purposes of determining whether any Options under this Confirmation or under the Base Call Option Confirmation will be among the Repayment Options hereunder or under, and as defined in, the Base Call Option Confirmation, the Convertible Notes specified in such Repayment Notice shall be allocated first to the Base Call Option Confirmation until all Options thereunder are exercised or terminated)]43 and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repayment Options. Any payment hereunder with respect to such termination (the “Repayment Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repayment Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event, (3) the terminated portion of the Transaction were the sole Affected Transaction, (4) the relevant Repayment Event and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (5) no adjustments to the “Conversion Rate” (as defined in the Indenture) have occurred
42 Include for Additional Call Option Confirmation.
43 Include for Additional Call Option Confirmation.

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pursuant to any Excluded Provision and (6) the corresponding Convertible Notes remain outstanding as if the circumstances related to such Repayment Event had not occurred. “Repayment Event” means that (i) any Convertible Notes are repurchased (whether pursuant to Section [4.02] of the Indenture or Section [4.03] of the Indenture or otherwise) by Counterparty or any of its subsidiaries (including in connection with, or as a result of, a Fundamental Change (as defined in the Indenture), a redemption, a tender offer, exchange offer or similar transaction or for any other reason), (ii) any Convertible Notes are delivered to Counterparty in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (iii) any principal of any of the Convertible Notes is repaid in full prior to the final maturity date of the Convertible Notes (other than upon acceleration of the Convertible Notes pursuant to Section [7.02] of the Indenture), or (iv) any Convertible Notes are exchanged by or for the benefit of the “Holders” (as such term is defined in the Indenture) thereof for any other securities of Counterparty or any of its affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction. For the avoidance of doubt, any conversion of Convertible Notes (whether into cash, Shares, a combination of cash and Shares or any “Reference Property” (as defined in the Indenture)) pursuant to the terms of the Indenture shall not constitute a Repayment Event. Counterparty acknowledges and agrees that if an Additional Termination Event has occurred under this Section 9(i)(ii), then any related Convertible Notes subject to a Repayment Event will be deemed to be cancelled and disregarded and no longer outstanding for all purposes hereunder.
(j)    Amendments to Equity Definitions; Agreement.
(i)    Section 11.2(e)(vii) of the Equity Definitions is hereby replaced in its entirety with the words “any other corporate event involving the Issuer that has a material effect on the theoretical value of the Shares or the Options.”
(ii)    Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Master Agreement with respect to that Issuer”.
(iii)    Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Dealer may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.
(iv)    Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof and (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof.
(k)    Setoff. Notwithstanding any provision of the Agreement and this Confirmation (including without limitation this Section 9(k)) or any other agreement between the parties to the contrary, each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.
(l)    Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to the Transaction or (b) the Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to holders of

|US-DOCS\176140161.4||

Shares consists solely of cash, (ii) an Announcement Event, Merger Event or Tender Offer that is within Counterparty’s control, or (iii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), and if Dealer would owe any amount to Counterparty pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Dealer shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Counterparty gives irrevocable telephonic notice to Dealer, confirmed in writing within one (1) Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the date of the Announcement Event, Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Counterparty remakes the representation set forth in Section 8(f) as of the date of such election and (c) Dealer agrees, in its commercially reasonable discretion, to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.
Share Termination Alternative:     If applicable, Dealer shall deliver to Counterparty the Share Termination Delivery Property on, or within a commercially reasonable period of time after, the date when the relevant Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) and 6(e) of the Agreement, as applicable, in satisfaction of such Payment Obligation in the manner reasonably requested by Counterparty free of payment.
Share Termination Delivery Property:     A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.
Share Termination Unit Price:     The value to Dealer of property contained in one Share Termination Delivery Unit, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation. For the avoidance of doubt, the parties agree that in determining the Share Termination Delivery Unit Price the Calculation Agent may consider the purchase price paid in connection with the purchase of Share Termination Delivery Property.
Share Termination Delivery Unit:     One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any

|US-DOCS\176140161.4||

other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of such Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event, as determined by the Calculation Agent.
Failure to Deliver:     Applicable
Other applicable provisions:     If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 (as modified above) of the Equity Definitions and the provisions set forth opposite the caption “Representation and Agreement” in Section 2 will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to the Transaction means that Share Termination Alternative is applicable to the Transaction.
(m)    Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.
(n)    Registration. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, the Shares (“Hedge Shares”) acquired by Dealer for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the public market by Dealer without registration under the Securities Act, Counterparty shall, at its election, either (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act and enter into an agreement, in form and substance reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if Dealer, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this paragraph shall apply at the election of Counterparty, (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance reasonably satisfactory to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Dealer for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement), or (iii) purchase the

|US-DOCS\176140161.4||

Hedge Shares from Dealer at the then-current market price on such Exchange Business Days, and in the amounts and at such time(s), requested by Dealer.
(o)    Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
(p)    Right to Extend. Dealer may postpone or add, in whole or in part, any Valid Day or Valid Days during the Settlement Averaging Period or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder, if Dealer reasonably determines, in its commercially reasonable judgment (in the case of clause (i) below) or based on the advice of counsel (in the case of clause (ii) below), that such action is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) to enable Dealer to effect transactions with respect to Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer; provided that such policies and procedures have been adopted by Dealer in good faith and are generally applicable in similar situations and applied in a non-discriminatory manner; provided, further that no such Valid Day or any other date of valuation, payment or delivery may be postponed or added more than forty-five (45) Valid Days after the original Valid Day or any other date of valuation, payment or delivery, as the case may be.
(q)    Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights against Counterparty with respect to the Transaction that are senior to the claims of common stockholders of Counterparty in any United States bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the Transaction; provided, further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transaction.
(r)    Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.
(s)    Notice of Certain Other Events. Counterparty covenants and agrees that:
(i)    Promptly as reasonably practicable following the public announcement of the results of any election by the holders of Shares with respect to the consideration due upon consummation of any Merger Event, Counterparty shall give Dealer written notice of the weighted average of the types and amounts of consideration received by holders of Shares upon consummation of such Merger Event (the date of such notification, the “Consideration Notification Date”); provided that in no event shall the Consideration

|US-DOCS\176140161.4||

Notification Date be later than the date on which such Merger Event is consummated; and
(ii)    (A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one (1) Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Notes in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.
(t)    Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).
(u)    Agreements and Acknowledgements Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Relevant Prices; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Relevant Prices, each in a manner that may be adverse to Counterparty.
(v)    Early Unwind. In the event the sale of the [“Underwritten Securities”]44[“Option Securities”]45 (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers for any reason, or Counterparty fails to deliver to Dealer opinions of counsel as required pursuant to Section 9(a), in each case by 5:00 p.m. (New York City time) on the Premium Payment Date, or such later date as agreed upon by the parties (the Premium Payment Date or such later date the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Each of Dealer and Counterparty represents and acknowledges to the other that upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.
(w)    Payment by Counterparty. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a
44 Insert for Base Call Option Confirmation.
45 Insert for Additional Call Option Confirmation.

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Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, or (ii) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.
(x)    Other Adjustments Pursuant to the Equity Definitions. Notwithstanding anything to the contrary in this Confirmation, solely for the purpose of adjusting the Cap Price, the terms “Potential Adjustment Event,” “Merger Event,” and “Tender Offer” shall each have the meanings assigned to such term in the Equity Definitions (as amended by Section 9(j)(i) or, if applicable, by the definition of “Announcement Event”, and provided that for purposes of the foregoing (1) Section 12.1(d) of the Equity Definitions shall be amended by (x) replacing “10%” with “25%” in the third line thereof and (y) replacing the words “voting shares of the Issuer” in the fourth line thereof with the word “Shares” and (2) Section 12.1(e) of the Equity Definitions is hereby amended by replacing the words “voting shares” in the first line thereof with the word “Shares”), and upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty of the terms of any Potential Adjustment Event, respectively, as such terms are defined in the Equity Definitions, the Calculation Agent shall determine whether such occurrence or declaration, as applicable, has had a material economic effect on the Transaction and, if so, shall adjust the Cap Price as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such occurrence or declaration, as applicable; provided that in no event shall the Cap Price be less than the Strike Price. Solely for purposes of this Section 9(x) “Extraordinary Dividend” means any cash dividend on the Shares.
(y)    [Insert preferred form of U.S. QFC Stay Rule language for each Dealer, if applicable.]
(z)    Tax Matters.
(i)    Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, the parties make the following representations, as applicable:
(A)    Counterparty is a corporation created or organized under the laws of Texas. It is “exempt” within the meaning of Treasury Regulation section 1.6049-4(c) from information reporting on U.S. Internal Revenue Service Form 1099 and backup withholding.
(B)    [Dealer is a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States. It is “exempt” within the meaning of Treasury Regulation section 1.6049-4(c) from information reporting on U.S. Internal Revenue Service Form 1099 and backup withholding.]46
(ii)    Tax Forms. For the purpose of Section 4(a)(i) of the Agreement:
(A)    Counterparty shall provide Dealer with a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation, (ii) promptly upon reasonable request by Dealer and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become obsolete or incorrect.
46 Subject to tax review / update for specific Dealers.

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(B)    [Dealer shall provide Counterparty with a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation, (ii) promptly upon reasonable request by Counterparty and (iii) promptly upon learning that any such tax form previously provided by Dealer has become obsolete or incorrect.]47
(iii)    Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(iv)    Section 871(m) Protocol. Dealer and Counterparty hereby agree that the Agreement shall be treated as a Covered Master Agreement (as that term is defined in the 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015, as may be amended or modified from time to time (the “2015 Section 871(m) Protocol”)) and the Agreement shall be deemed to have been amended in accordance with the modifications specified in the Attachment to the 2015 Section 871(m) Protocol. If there is any inconsistency between this provision and a provision in any other agreement executed between the parties, this provision shall prevail unless such other agreement expressly overrides the provisions of the 2015 Section 871(m) Protocol.
(aa)    [Insert any relevant agency provisions, if applicable.]
(bb)    [Insert additional Dealer boilerplate, if applicable.]
[Signature Pages Follow.]

47 Subject to tax review / update for specific Dealers.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to [Dealer].48
Very truly yours,

[Dealer]
By:
Name:
Title:

Accepted and confirmed
as of the Trade Date:

Voyager Technologies, Inc.
By:
Name:
Title:

48 Include Dealer preferred signature page information, as applicable.

[Signature Page to [Base][Additional] Capped Call Confirmation]